SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Getty Images, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 6, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of Getty Images, Inc. (“Getty Images” or “the “Company”). The meeting will be held at the headquarters of the Company at 601 North 34th Street, Seattle, Washington 98103, on Monday, May 17, 2004 at 11:00 a.m. (Pacific Daylight Saving Time). We hope that you will be able to attend.

At the annual meeting, you will be asked (i) to elect three (3) Class I Directors to serve three-year terms, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year, and (iii) to transact such other business as may properly come before the annual meeting.

More details about the business to be conducted at the annual meeting and about the meeting itself are presented in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to attend, as your proxy is revocable at or prior to the meeting at your discretion.

The Board of Directors of Getty Images unanimously recommends that you vote FOR all of the nominees for director, and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Mark H. Getty

Chairman of the Board of Directors

GETTY IMAGES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2004

Notice is hereby given that the annual meeting of stockholders of Getty Images, Inc., a Delaware corporation (“Getty Images” or the “Company”), will be held at the headquarters of the Company, 601 North 34th Street, Seattle, Washington, on Monday May 17, 2004 at 11:00 a.m., Pacific Daylight Saving Time, for the following purposes:

1.	To elect three (3) Class I Directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the annual meeting and at any adjournments or postponements of the meeting.

The Board of Directors set March 19, 2004, as the record date of the meeting. This means that owners of shares of our stock at the close of business on that date are entitled to receive this notice of the annual meeting, and to attend and to vote at the meeting and at any adjournments or postponements of the meeting. Additional information regarding the matters to be acted on at the annual meeting may be found in the accompanying proxy statement.

By Order of the Board of Directors

Jeffrey L. Beyle

Senior Vice President, General Counsel and Secretary

Seattle, WA

April 6, 2004

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at or prior to the meeting at your discretion.

GETTY IMAGES, INC.

601 N. 34th Street

Seattle, Washington 98103

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2004

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Getty Images, Inc., a Delaware corporation (“Getty Images” or the “Company”), from the holders of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, to be voted at the annual meeting of stockholders to be held at 11:00 a.m. (Pacific Daylight Saving Time) on Monday, May 17, 2004, at the headquarters of the Company located at 601 North 34th Street, Seattle, Washington.

This proxy statement contains information related to the annual meeting. The proxies also may be voted at any adjournments or postponements of the meeting. We hope that you will be able to attend.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked at or prior to the meeting.

Only owners of record of shares of common stock at the close of business on the record date of March 19, 2004, are entitled to vote at the annual meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 19, 2004, there were 57,962,764 shares of common stock issued and outstanding.

The purpose of the annual meeting is to consider and act on the following proposals:

1.	To elect three (3) Class I Directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

The proxy materials are being mailed to the stockholders entitled to vote at the meeting on or about April 6, 2004.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act on the matters outlined in the Notice of Meeting on the cover page of this proxy statement, including the election of directors and ratification of the appointment of our independent auditors. In addition, management will respond to questions from stockholders.

Who can attend the meeting?

All stockholders of record as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 10:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you are a stockholder of record, your admission card is attached to your proxy card. You will need to bring it to the meeting.

If you hold your shares in street name (that is, through a broker or bank), you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your share ownership as of the record date) with you to the meeting. We can use that to verify your ownership of shares of Getty Images’ common stock and to admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

What is the record date and what does it mean?

The record date for our 2004 annual meeting is March 19, 2004. The record date is established by the Board of Directors as required by Delaware law. Owners of record of shares of our common stock at the close of business on the record date are entitled:

•	to receive notice of the meeting,

•	to attend the meeting, and

•	to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 19, 2004, the record date for the meeting, are entitled to receive notice of and to attend and to vote at the annual meeting and any adjournments or postponements of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

What are the voting rights of the holders of shares of Getty Images’ common stock?

Each outstanding share of Getty Images’ common stock will be entitled to one vote on each matter.

Can I vote by telephone or via the internet?

No, you cannot.

What is a proxy?

You may legally designate another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy card has been attached to this proxy statement. Two of our executive officers have been designated as proxies for our 2004 annual meeting of stockholders. These two executive officers are Elizabeth J. Huebner, our Chief Financial Officer, and Jeffrey L. Beyle, our General Counsel.

What is a proxy statement?

A proxy statement is a document that Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card designating Elizabeth J. Huebner and Jeffrey L. Beyle as proxies to vote on your behalf.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at or prior to the meeting any time before the proxy is exercised at the meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a date later than the proxy you are revoking. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How can you revoke a proxy?

A stockholder can revoke a proxy by any one of the following three actions before the completion of voting at the meeting:

•	giving written notice to the Secretary of the Company,

•	delivering a later-dated proxy, or

•	voting in person at the meeting after requesting at the meeting that a previously granted proxy be revoked.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the March 19, 2004, the record date, 57,962,764 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 28,981,383 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a stockholder of record and attend the meeting, you may deliver your completed proxy card in person. If you are a street name stockholder who wishes to vote at the meeting, you will need to obtain a proxy card from the institution that holds your shares as described in the section entitled “Who can attend the meeting?” on page 2 of this Proxy Statement.

Are votes confidential? Who counts the votes?

We will continue our practice of holding the votes of all stockholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or to defend claims for or against the Company,

•	in case of a contested proxy solicitation,

•	if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

•	to the independent inspectors of election to certify the results of the vote.

We also will continue to retain an independent tabulator to receive and to tabulate the proxies and independent inspectors of election to certify the results.

What are my voting choices when voting for director nominees? What is the Board’s recommendation?

In voting on the election of three director nominees to serve until our 2007 annual meeting of stockholders, stockholders may vote in one of the following ways:

•	vote in favor of all nominees,

•	withhold votes as to all nominees, or

•	vote to withhold votes as to specific nominees,

The Board of Directors recommends a vote “FOR” all of the nominees.

What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors? What is the Board’s recommendation?

In voting on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, stockholders may vote in one of the following ways:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The Board of Directors recommends a vote “FOR” the proposal. If the stockholders fail to vote in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers, and may retain that firm or another without re-submitting the matter to the Company’s stockholders.

What vote is required to approve each item?

Election of Directors.    The affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting is required for the election of directors.

Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditors.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors. If the stockholders fail to vote in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers, and may retain that firm or another without re-submitting the matter to the Company stockholders.

How are abstentions and broker non-votes counted?

A properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a properly executed proxy marked as “WITHHOLD AUTHORITY” or “ABSTENTION” will have the effect of a negative vote.

If you hold your shares in street name through a broker or other nominee, your broker or nominee may exercise voting discretion with respect to each of the matters to be acted on.

What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

What if other business comes before the annual meeting for a vote?

The shares of our common stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the annual meeting in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business that may come before the annual meeting.

What are the rules regarding stockholder proposals for the 2004 and 2005 meetings?

Any stockholder who intended to present a proposal at the 2004 annual meeting of stockholders was required to ensure that the proposal was delivered to the Company (i) no later than December 5, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or (ii) on or after February 8, 2004, and on or before March 10, 2004, if the proposal is submitted pursuant to our bylaws. As at the date of this proxy statement, no stockholder proposals had been received.

Any stockholder who intends to present a proposal at the 2005 annual meeting of stockholders must ensure that the proposal is received by the Secretary at Getty Images, Inc., 601 N. 34th Street, Seattle, Washington 98103:

•	Not later than December 7, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2005 annual meeting because the proposal must meet the other requirements of the rules of the Securities and Exchange Commission;

•	Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for our 2005 annual meeting, except in circumstances where (i) the Company receives notice of the proposed matter no later than February 22, 2005, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4; or

•	On or after February 16, 2005, and on or before March 18, 2005, if the proposal is submitted pursuant to our bylaws, in which case the notice of the proposal must meet certain requirements set forth in our bylaws and we are not required to include the proposal in our proxy materials. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy materials.

How do I, as a stockholder, communicate with the Board or its members regarding the annual meeting or other topics?

Any stockholder may communicate with the Board by emailing boardofdirectors@gettyimages.com, or writing to Board of Directors, c/o General Counsel’s Office, Getty Images, 601 N. 34th Street, Seattle WA 98103. The communications from stockholders are screened by the Company’s General Counsel for appropriateness and relevance, with a strong inclination towards forwarding the communications to the Board or individual members of the Board as identified.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms.

At the 2003 Annual Stockholders Meeting, the number of Class III Directors decreased from three to two due to the decision of Mark Torrance not to stand for re-election as a Class III Director. With effect from September 17, 2003, the Board of Directors provided that the Board of Directors would be composed of seven Directors, three of which are designated as Class I Directors, two as Class II Directors and two as Class III Directors, an increase of one Class I Director. This increase in the number of Class I Directors was made to allow for the appointment of David Landau to the Board of Directors on September 17, 2003.

Our Restated Certificate of Incorporation provides that the term of the Class I Directors terminates on the date of the 2004 annual meeting of stockholders. The terms of the Class II and Class III Directors will terminate on the date of the annual meeting of stockholders in the years 2005 and 2006, respectively.

The Board of Directors has nominated James N. Bailey, Andrew S. Garb and David Landau, the Class I Director nominees named below, to serve as Class I Directors to hold office until the annual meeting of stockholders to be held in 2007 and until their respective successors are duly elected and qualified. Mr. Bailey, Mr. Garb and Dr. Landau currently are Class I Directors of the Company.

The remaining four directors named below will continue in office. The Board of Directors does not anticipate that any of Mr. Bailey, Mr. Garb or Dr. Landau will be unable or unwilling to serve, but if any one of them should be unable or unwilling to serve, the proxies will be voted for the election of such other person as is designated by the Board of Directors. Set forth below is a brief description of the background of each nominee for election as a director and of each director continuing in office.

Nominees for Class I Directors

Name	Age	Business Experience During Past Five Years	Director Since
James N. Bailey (Class I)	57	Mr. Bailey has been a director since February 1998 and served as a director of Getty Communications Limited, our predecessor, from September 1996 to February 1998. Mr. Bailey co-founded Cambridge Associates LLC, an investment consulting firm, in May 1973 and currently serves as its Senior Managing Director and Treasurer. He also is a director of The Plymouth Rock Company, SRB Corporation, Inc., Direct Response Corporation and Homeowners Direct Company, all four of which are insurance companies, and Apartment Investment & Management Company, a multi-family dwelling real estate investment trust.	1998

Andrew S. Garb (Class I)	61	Mr. Garb has been a director since February 1998 and served as a director of Getty Communications Limited, our predecessor, from May 1996 to February 1998. Mr. Garb also served as a director of Getty Investments L.L.C. until October 2003. Mr. Garb currently is a partner in the law firm of Loeb & Loeb LLP.	1998

David Landau (Class I)	53	Dr. Landau was appointed a Director in 2003. Dr. Landau co-founded Loot Ltd., one of London’s free advertisement papers, in 1985. He held various positions at Loot from 1985 to 2000, including most recently, Joint Managing Director and Chairman, until the Company was sold in 2000. Dr. Landau currently is Chairman of Saffron Hill Ventures, a venture capital company focused on technology and media.	2003

Vote Required

The affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting is required for the election of the above three nominated directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a proxy marked “WITHHOLD AUTHORITY” will have the effect of a negative vote. There can be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

Other Directors

Name	Age	Business Experience During Past Five Years	Director Since
Christopher H. Sporborg (Class II)	64	Mr. Sporborg has been a director since February 1998 and served as a director of Getty Communications Limited, our predecessor, from May 1996 to February 1998. Mr. Sporborg held various positions at Hambros Bank Limited from 1962 to 1998, including Deputy Chairman of Hambros PLC and Hambros Bank Limited, Chairman and Chief Executive of Hambros Group Investments Ltd. and Chairman of Hambros Insurance Services Group PLC. Mr. Sporborg is Chairman of Countrywide Assured Group plc and Countrywide Assured plc, real estate leasing and financial services companies, and Atlas Copco UK Holdings Ltd., a tool manufacturing and leasing company. Mr. Sporborg also is a director of Lindsey Morden Group Inc., an insurance services company.	1998

Mark H. Getty (Class II)	43	Mr. Getty is a co-founder of Getty Images and has been our Executive Chairman since September 1998 and a director since February 1998. Mr. Getty served as Co-Chairman from February 1998 until September 1998. He served as Executive Chairman of Getty Communications Limited, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Getty served as the Joint Chairman of Getty Communications Limited. Mr. Getty is the Chairman of Getty Investments L.L.C.	1998

Jonathan D. Klein (Class III)	43	Mr. Klein is a co-founder of Getty Images and has been our Chief Executive Officer and a director since February 1998. Mr. Klein served as Chief Executive Officer and as a director of Getty Communications Limited, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications Limited. Mr. Klein serves on the boards of Getty Investments L.L.C. and Real Networks, Inc., an internet media company.	1998

Michael A. Stein (Class III)	54	Mr. Stein was appointed Vice President and Chief Financial Officer of ICOS Corporation in January 2001. ICOS Corporation is a biotechnology company based in Bothell, Washington. Prior to that appointment, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a leading fashion specialty retailer, from October 1998 to September 2000. Prior to working for Nordstrom, Mr. Stein spent nearly 10 years with Marriott International, Inc., one of the world’s leading hospitality companies, and its predecessor, Marriott Corporation.	2002

Status of Mark H. Getty

Mr. Getty has served as Executive Chairman of the Board of Directors since September 1998. Effective on May 17, 2004 (the date of our annual stockholders meeting), Mr. Getty has decided to relinquish his role as an executive officer of the Company, but to remain in the role of (non-executive) Chairman of the Board. Mr. Getty will serve the Company as Chairman of the Board for the foreseeable future, subject to periodic re-election to the Board by the Company’s stockholders and to his appointment as Chairman by the members of the Board. In the role of Chairman of the Board, Mr. Getty will remain involved in the Company’s business, focusing on the development of the Company’s long-term strategy.

Committees, and Meetings of the Board of Directors and Committees

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Stock Option committees. The Board of Directors has adopted written charters for the Audit, Compensation and Nominating and Corporate Governance committees. These charters are available on the Company’s web site as described in the report of the Nominating and Corporate Governance Committee below. The Stock Option Committee operates pursuant to a specific delegation of authority by the Board of Directors. The Board of Directors held five meetings during 2003. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year.

The Company has an Audit Committee that consists of Messrs. Bailey, Sporborg and Stein. Mr. Stein has served as the chairman of the Audit Committee since October 2002. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility relating to oversight of: the integrity of the Company’s financial statements and financial reporting process; the Company’s compliance with legal and regulatory requirements; the independent and internal auditors; compliance with the Company’s code of ethics and code of business conduct; and the Company’s systems of internal controls. The members of the Audit Committee meet regularly with senior management of the Company, and the independent and internal auditors to review the scope and results of the external and internal audits, the evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting and disclosure practices. The Audit Committee held eight meetings during 2003.

The Company also has a Compensation Committee that consists of Messrs. Bailey, Garb and Sporborg. Mr. Garb has served as the Chairman of that Committee since November 1998. The Compensation Committee reviews and approves the compensation of the executive officers of the Company, and is responsible for the administration of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan for the executive officers of the Company. The Compensation Committee held four meetings during 2003.

The Company also has a Nominating and Corporate Governance Committee that consists of Messrs. Bailey and Sporborg. The Nominating Committee became the Nominating and Corporate Governance Committee at the direction of the Board in December 2003. The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends such candidates to the Board and stockholders for consideration. In addition, this Committee is responsible for considering and making recommendations concerning the function and needs of the Board, and for developing, updating as necessary, and recommending to the Board corporate governance principles and policies applicable to the Company. This Committee will consider qualified candidates for Directorships suggested by stockholders in written submissions to the Nominating and Corporate Governance Committee, c/o General Counsel, Getty Images, 601 N. 34th Street, Seattle WA, 98103, or to nominations@gettyimages.com. The Committee will evaluate persons recommended by stockholders in the same manner as other candidates. The Nominating and Corporate Governance Committee held three meetings during 2003.

The Company also has a Stock Option Committee that consists of Mr. Klein. The Stock Option Committee is responsible for the administration of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan for those employees who are not executive officers of the Company. The committee may act only within limits set by the Board of Directors. The Stock Option Committee took action 13 times during 2003.

Independence and Financial Literacy Determination; Designation of Audit Committee Financial Expert

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence established by the SEC and other applicable laws and regulations.

The Board considered the independence of each of its members during 2003. The Board determined, after a review of relevant information and advice from legal counsel, that James N. Bailey, Andrew S. Garb, David Landau, Christopher H. Sporborg, and Michael A. Stein are independent. Consequently, all members of the Audit, Nominating and Corporate Governance, and Compensation Committees are independent pursuant to New York Stock Exchange listing standards and all other applicable rules and standards. Additionally, the Board of Directors determined that each member of the Audit Committee is independent and financially literate, and that Mr. Stein is an “Audit Committee financial expert” as defined under applicable rules of the Securities and Exchange Commission.

The independent members of the Board of Directors meet in executive session without management at each regularly scheduled meeting of the Board of Directors. In accordance with the Company’s corporate governance guidelines, these sessions are chaired by a member of the Board selected annually on a rotating basis. Mr. Garb was selected by the independent members of the Board to chair these sessions in 2004.

Attendance of Board Members at Annual Stockholders Meeting

Mr. Klein attended the 2003 annual stockholders meeting and acted as Chairman of the meeting. He was the only Board member in attendance. The Company invites the members of the Board to attend the annual meeting of stockholders, but does not have a policy that requires them to attend the meeting. If the business to be conducted at the meeting was such that the members should attend, they would do so.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors or to specific Directors by emailing boardofdirectors@gettyimages.com. Submissions may also be mailed to:

Board of Directors

c/o General Counsel

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

The communications from stockholders are screened by the Company’s General Counsel for appropriateness and relevance, and forwarded to the Board or individual members of the Board pursuant to the guidelines set by Getty Images’ Board of Directors.

Director Compensation

Officers who are also directors do not receive any fees or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors. Each non-executive Director receives $20,000 per year for his service on the Board of Directors. Each non-executive Director also receives a grant of options to purchase 5,000 shares of our common stock as compensation for his service as a director of the Company. These options will vest over a four-year period, 25% on the first anniversary of the grant date, with the remainder vesting in equal installments on the second, third and fourth anniversaries of the grant date. These options are granted on the date of the annual stockholders meeting and are granted with an exercise price equal to the average of the high and low prices of the common stock of the Company on that date. Loeb & Loeb LLP, a law firm of which Mr. Garb is a partner, received $11,907.35 from Getty Investments L.L.C., a stockholder of the Company, for Mr. Garb’s service on the Board of Directors of the Company in calendar year 2003.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of three independent directors, Messrs. Bailey, Garb and Sporborg. None of Messrs. Bailey, Garb or Sporborg is an executive officer of an entity for which an executive officer of the Company served as a member of a compensation committee or as a director during the last fiscal year.

Business Experience of Other Executive Officers

Set forth below is certain information with respect to the other current executive officers of Getty Images.

Name	Age	Business Experience
Jeffrey L. Beyle	42	Mr. Beyle has been Senior Vice President and General Counsel since November 2000. Prior to joining the Company, Mr. Beyle was General Counsel of Coca-Cola’s Asia-Pacific Group in Hong Kong from April 2000 through October 2000. Prior to that, Mr. Beyle was Vice President of Legal and Business Development for Coca-Cola China Limited from May 1997 to April 2000, heading the legal and business development functions for Coca-Cola’s operations in China, Hong Kong, Taiwan, South Korea, North Korea and Micronesia, and had held other positions with The Coca-Cola Company since joining it in 1992.

M. Lewis Blackwell	45	Mr. Blackwell has been Senior Vice President, Creative Customers since September 2003, and had been Senior Vice President, Creative Direction since July 2001. Prior to that, Mr. Blackwell had been Vice President, Creative Direction for the Company since June 1999, and International Creative Director since joining Getty Images in March 1999. Previously, Mr. Blackwell had been publisher and editor-in-chief of Creative Review from 1996 to 1999 and had worked as an advertising and design consultant.

Nicholas E. Evans-Lombe	37	Mr. Evans-Lombe has been Senior Vice President, Editorial Customers since September 2003 and had been Senior Vice President, Editorial since January 2002. Previously, Mr. Evans-Lombe was Senior Vice President, Strategy and Corporate Development from February 1998 to January 2002, and served as the Director of Strategy and Corporate Development of Getty Communications Limited, our predecessor, from February 1996 to February 1998. Prior to joining Getty Images, Mr. Evans-Lombe held various positions in the corporate finance division at Hambros Bank Limited from 1989 to December 1995.

John Z. Ferguson	38	Mr. Ferguson has been Senior Vice President, Sales-Americas since June 2003. Mr. Ferguson joined Getty Images in 1999 and previously served as General Sales Manager in Chicago and New York from February of 1999 to March of 2001 and as Vice President, Sales-Americas from March of 2001 to May of 2003. Prior to joining the Company, Mr. Ferguson worked at Broderbund Software from January 1996 to January 1999, Quaker Oats from April 1993 to December 1995, and The Coca-Cola Company from June 1988 to March 1993.

Name	Age	Business Experience
James C. Gurke	48	Mr. Gurke has been Senior Vice President, Business Development and Chief of Staff since December 2003. Previously, Mr. Gurke had been our Vice President, Sales and Marketing, the Americas from January 1999 to August 2002, Vice President of New Revenues from August 2002 to May 2003, and Senior Vice President, New-Revenues from May 2003 to December 2003. Prior to joining the Company in 1999, Mr. Gurke was employed by Encyclopedia Britannica from 1994 to 1999, finally serving in the capacity as Vice President, Educational Sales and Marketing.

Elizabeth J. Huebner	46	Ms. Huebner has been Senior Vice President and Chief Financial Officer since October 2000. Prior to joining the Company, Ms. Huebner was Executive Vice President and Chief Financial Officer for Primus Knowledge Solutions, Inc., a customer service software development company, from August 1998 to August 2000. Before that, Ms. Huebner was Vice President and Chief Financial Officer of Fluke Corporation, a manufacturer of electronic test tools and software, from March 1996 to July 1998. Prior to Fluke, Ms. Huebner was employed by ATT Wireless (then McCaw Cellular) beginning in 1989, where she served as Regional Vice President of Finance from 1991 to 1996.

Scott A. Miskimens	46	Mr. Miskimens has been Senior Vice President, Technology and Content since December 2003. Previously, Mr. Miskimens was Senior Vice President, Technology, Content and Artist Operations from January 2003 to December 2003, and from November 2002 to January 2003 served as Senior Vice President, Content and Artist Operations. Prior to that, Mr. Miskimens was Vice President, Technology Services from January 2000 to November 2002. Prior to joining the Company, Mr. Miskimens was Executive Vice President, Technology Services at First American National Bank from January 1998 to December 1999.

Bo T. Olofsson	41	Mr. Olofsson has been Senior Vice President, Sales-EMEA since May 2003. Prior to joining the Company, Mr. Olofsson worked for Dell Computer in Europe from 1997 through May 2003, serving in a number of executive positions. Prior to working for Dell Computer, Mr. Olofsson worked for Apple Computer in Europe from 1990 to 1997.

Deborah E. Trevino	41	Ms. Trevino was appointed as Senior Vice President-Communications in October 2003 and had been Vice-President, Corporate Communications since joining the Company in May 2003. Previously, Ms. Trevino served as Corporate Communications Director for Williams Communications, a telecommunications company, from November 2000 to November 2002. Prior to working for Williams Communications, Ms. Trevino worked for Sprint in its Marketing group beginning in 1996, serving as the Director of Public Relations for Sprint’s business-to-business unit from January 1998 to November 2000.

Name	Age	Business Experience

Warwick K. Woodhouse	52	Mr. Woodhouse has been a Senior Vice President of the Company since February 1998. Mr. Woodhouse has been Senior Vice President, Organizational Development since May 2003, was Senior Vice President, Operations and Logistics from September 2000 to August 2002, and previously had been Senior Vice President, Planning since February 1998. He served as Group Planning Director of Getty Communications Limited, our predecessor, from October 1996 to February 1998. Prior to joining the Company, Mr. Woodhouse was Executive Director of Strategic Development of Rennies Travel Pty, a travel and travel-related services company, during 1996. During 1995, he was an Associate Partner at PA Consulting Group, a London-based international management consulting firm. From 1990 to 1995, Mr. Woodhouse held various executive positions at The Thomas Cook Group Limited, a travel and travel-related services company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, certified public accountants, served as independent auditors of the Company for the fiscal year ended December 31, 2003. The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and to perform other appropriate accounting services.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to the Company’ stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different public independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to questions from the stockholders.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for ratification of this appointment. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be voted with respect to the matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. There can be no broker non-votes on this proposal because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the ratification of independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

OTHER MATTERS

The Company knows of no other matters to be presented at the annual meeting other than those described in this proxy statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of shares of our common stock as of March 1, 2004, for (i) each person who is known by the Company to own beneficially more than 5% of the shares of outstanding common stock, (ii) each Director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table of this proxy statement, and (iv) by all directors and executive officers of the Company as a group.

Amount and Nature of Beneficial Ownership

Names	Number of Shares(1)	Percent of Class
Getty Investments, L.L.C.(2)	10,555,247	18.25
Massachusetts Financial Services Company	5,430,780	9.39
Waddell & Reed Financial, Inc.	3,006,431	5.20
Mark H. Getty(3)	2,139,087	3.60
Jonathan D. Klein(4)	1,768,002	2.98
Elizabeth J. Huebner(5)	172,250	*
M. Lewis Blackwell(6)	85,938	*
Jeffrey L. Beyle(7)	83,501	*
Andrew S. Garb(8)	15,729	*
Christopher H. Sporborg(9)	6,529	*
James N. Bailey(10)	5,729	*
Michael A. Stein(11)	3,750	*
David Landau	0	*
All Executive Officers and Directors as a group (17 persons)(12)	4,753,604	7.71

*	Less than 1%
(1)	Beneficial ownership represents sole or shared voting and investment power and is defined by the Securities and Exchange Commission to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of March 1, 2004 are deemed outstanding for the purpose of calculating the number and percentage owned by any person listed. Getty Images had 57,851,028 shares of outstanding common stock as of March 1, 2004. To our knowledge, the only stockholders who beneficially owned more than 5% of the shares of outstanding common stock as of March 1, 2004, were Getty Investments L.L.C., Massachusetts Financial Services Company and Waddell & Reed Financial, Inc. Waddell & Reed Financial, Inc.’s business address is 6300 Lamar Avenue, Overland Park, KS 66202. Massachusetts Financial Services Company’s business address is 500 Boylston Street, Boston, MA 02116.
(2)

Includes shares beneficially owned or deemed to be owned beneficially by Getty Investments L.L.C. as follows: 622,602 shares held by the October 1993 Trust, to which Getty Investments L.L.C. shares voting power with Mr. Getty pursuant to the Getty Parties Shareholders’ Agreement; 312,602 shares held by

Abacus Trust Company (Isle of Man) as Trustees of the J D Klein Family Settlement (the “Klein Family Trust”), to which Getty Investments L.L.C. shares voting power with Mr. Klein pursuant to the Getty Parties Shareholders’ Agreement; and 9,620,043 shares held directly by Getty Investments L.L.C. The address of Getty Investments L.L.C. is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.

(3)	Includes 1,501,485 shares of common stock that may be acquired by Mr. Getty through the Options Settlement, a revocable grantor trust of which Mr. Getty is the sole primary beneficiary, on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Getty as follows: 622,602 shares held by the October 1993 Trust, to which Mr. Getty shares voting power with Getty Investments L.L.C. pursuant to the Getty Parties Shareholders’ Agreement. Mr. Getty is Chairman of Getty Investments L.L.C. Also includes 15,000 shares held directly by Mr. Getty.
(4)	Includes 1,447,000 shares of common stock that may be acquired by Mr. Klein on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Klein as follows: 312,602 shares held by the Klein Family Trust, to which Mr. Klein shares voting power with Getty Investments L.L.C. pursuant to the Getty Parties Shareholders’ Agreement, 900 shares held by Mr. Klein’s children, for which Mr. Klein disclaims beneficial ownership and 7,500 shares held directly by Mr. Klein. Mr. Klein is one of seven directors of Getty Investments L.L.C.
(5)	Includes 171,250 shares of common stock that may be acquired by Ms. Huebner on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004 and 1,000 shares held directly by Ms. Huebner.
(6)	Includes 85,938 shares of common stock that may be acquired by Mr. Blackwell on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004.
(7)	Includes 83,501 shares of common stock that may be acquired by Mr. Beyle on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004.
(8)	Includes 5,729 shares of common stock that may be acquired by Mr. Garb on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004 and 10,000 shares held directly by Mr. Garb.
(9)	Includes 5,729 shares of common stock that may be acquired by Mr. Sporborg on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004 and 800 shares held directly by Mr. Sporborg.
(10)	Includes 5,729 shares of common stock that may be acquired by Mr. Bailey on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 29, 2004.
(11)	Includes 3,750 shares of common stock that may be acquired by Mr. Stein on the exercise of outstanding options that presently are exercisable or which will become exercisable on or before April 29, 2004.
(12)	Includes 3,779,119 shares of common stock that may be acquired upon the exercise of outstanding options that presently are exercisable or which will become exercisable on or before April 29, 2004 and 974,485 otherwise owned beneficially.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images in all capacities during the fiscal years ended December 31, 2003, 2002 and 2001 by our Chief Executive Officer and our four other most highly compensated executive officers, whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal year ended December 31, 2003 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	All Other Annual Compensation ($)		Restricted Stock Awards ($)(5)	Securities Underlying Options (#)	All Other Compensation ($)
Jonathan D. Klein	2003	$1,100,000	$325,000	$0		$0	0	$53,810	(6)
Chief Executive Officer	2002	1,100,000	420,000	309,996	(3)	449,550	0	42,589	(7)
	2001	625,000	0	1,263,963	(4)	0	502,000	124,031	(8)

Mark H. Getty(1)	2003	524,616	0	0		0	0	63,679	(9)
Executive Chairman	2002	482,775	0	0		449,550	0	58,600	(10)
	2001	460,889	0	0		0	100,000	56,256	(11)

Elizabeth J. Huebner	2003	361,250	181,300	0		0	0	22,463	(12)
SVP, Chief Financial Officer	2002	335,000	185,000	0		0	0	13,395	(13)
	2001	312,500	0	0		0	55,000	10,962	(14)

Jeffrey L. Beyle	2003	282,500	102,080	0		0	0	16,747	(15)
SVP, General Counsel	2002	260,000	100,000	0		0	0	7,535	(16)
	2001	248,750	0	0		0	70,000	5,581	(17)

M. Lewis Blackwell(1)	2003	264,468	105,428	0		0	0	31,935	(18)
SVP, Creative Customers	2002	231,000	75,000	0		0	0	20,752	(19)
	2001	221,760	0	0		0	60,000	26,471	(20)

(1)	The cash compensation paid to Messrs. Getty and Blackwell during 2003, 2002 and 2001 was paid in pounds sterling and has been converted into U.S. dollars based on an annual average basis. The annual average exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 2003, 2002 and 2001 were $1.63, $1.50 and $1.44, respectively.
(2)	The amounts disclosed in the bonus column were awarded under our Executive Bonus Plan for the years shown. In 2003, the Executive Bonus Plan was adjusted, so that 80% (in lieu of the prior 50%) of the executive officers’ bonuses would be driven by Company performance, and the balance by individual performance.
(3)	This amount includes a tax gross-up in the amount of $254,741.
(4)	This amount includes a tax gross-up in the amount of $987,032. This was included in “All Other Compensation” in the summary compensation table included in our definitive proxy statement for our 2002 annual meeting of stockholders, filed with the SEC on April 19, 2002. Under the terms of Mr. Klein’s employment agreement effective October 1, 2001, these tax gross-up payments were eliminated.
(5)	Amounts for 2002 are calculated based upon 15,000 restricted shares granted to each of Messrs. Klein and Getty on December 17, 2002, using the closing market price for common stock on that date of $29.97 per share.
(6)	This amount represents $8,000 contributed by the Company to Mr. Klein’s account in the Getty Images, Inc. 401(k) Profit Sharing Plan (“401(k) Plan”) and $45,810 for the cost of health, life and disability insurance.

(7)	This amount represents $7,333 contributed by the Company to Mr. Klein’s account in the 401(k) Plan and $35,256 for the cost of health, life and disability insurance. This includes $31,997 in additional disability premiums.
(8)	This amount represents payments to Mr. Klein totaling $87,500 in lieu of monthly contributions to a pension plan scheme and $36,531 for the cost of health, life and disability insurance. This includes $29,715 in additional disability premiums.
(9)	This amount represents payments to Mr. Getty totaling $63,679 in lieu of monthly contributions to a pension plan scheme.
(10)	This amount represents payments to Mr. Getty totaling $58,600 in lieu of monthly contributions to a pension plan scheme.
(11)	This amount represents payments to Mr. Getty totaling $56,256 in lieu of monthly contributions to a pension plan scheme.
(12)	This amount represents $8,000 contributed by the Company to Ms. Huebner’s account in the 401(k) Plan and $14,463 for the cost of health, life and disability insurance premiums.
(13)	This amount represents $8,906 contributed by the Company to Ms. Huebner’s account in the 401(k) Plan and $4,489 for the cost of health, life and disability insurance premiums. This includes $2,930 in additional disability premiums.
(14)	This amount represents $7,581 contributed by the Company to Ms. Huebner’s account in the 401(k) Plan and $3,381 for the cost of health, life and disability insurance premiums. This includes $2,930 in additional disability premiums.
(15)	This amount represents $7,083 contributed by the Company to Mr. Beyle’s account in the 401(k) Plan and $9,664 for the cost of health, life and disability insurance premiums.
(16)	This amount represents $4,500 contributed by the Company to Mr. Beyle’s account in the 401(k) Plan and $3,035 for the cost of health, life and disability insurance premiums.
(17)	This amount represents $4,108 contributed by the Company to Mr. Beyle’s account in the 401(k) Plan and $1,473 for the cost of health, life and disability insurance premiums.
(18)	This amount represents $24,834 contributed by the Company to Mr. Blackwell’s account in a pension plan scheme and $7,101 for the cost of health, life and disability insurance premiums.
(19)	This amount represents $14,489 contributed by the Company to Mr. Blackwell’s account in a pension plan scheme and $6,263 for the cost of health, life and disability insurance premiums.
(20)	This amount represents $20,952 contributed by the Company to Mr. Blackwell’s account in a pension plan scheme and $5,519 for the cost of health, life and disability insurance premiums.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning options granted to the Named Executive Officers during fiscal year 2003 to purchase shares of our common stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table below would have shown, the hypothetical “gains” or “option spreads” that would have existed for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term, had options been granted to Named Executive Officers during fiscal year 2003.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					Five Percent (5%)	Ten Percent (10%)
Jonathan D. Klein	0	0	—	—	—	—
Mark H. Getty	0	0	—	—	—	—
Elizabeth J. Huebner	0	0	—	—	—	—
Jeffrey L. Beyle	0	0	—	—	—	—
M. Lewis Blackwell	0	0	—	—	—	—

Aggregate Option Exercises in 2003 and Values at December 31, 2003

The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 2003, and the number and aggregate dollar value of unexercised options held at the end of 2003:

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at December 31, 2003 (#)		Value of Unexercised in-the-Money Options at December 31, 2003 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan D. Klein	371,485	$7,974,368	1,467,000	0	$37,727,800	$0
Mark H. Getty	150,000	4,897,800	1,715,027	48,958	52,397,322	1,180,327
Elizabeth J. Huebner	50,000	1,075,100	152,396	52,604	4,065,608	1,423,992
Jeffrey L. Beyle	20,000	614,100	83,605	34,895	2,056,618	945,062
M. Lewis Blackwell	10,000	252,300	82,084	15,416	2,563,640	504,090

(1)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.
(2)	Values are calculated for options that are “in-the-money” by subtracting the exercise price per share of the option from the per share closing price of Getty Images on December 31, 2003 (the last trading day of the year), which was $50.13 as reported on the New York Stock Exchange.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has from time to time entered into employment and separation agreements with certain of its executive officers. The Named Executive Officers with whom the Company has such agreements, the date of the agreements and a summary of the terms of such agreements are set forth in the following paragraphs.

Jonathan D. Klein.    Mr. Klein serves as Chief Executive Officer of the Company pursuant to an employment agreement effective February 1, 2004 (“Effective Date”). The February 1, 2004 employment agreement supersedes the prior employment agreement between Mr. Klein and the Company effective October 1, 2001.

The new agreement provides for Mr. Klein’s employment through at least February 1, 2006. Thereafter, Mr. Klein’s employment shall continue until either Mr. Klein or the Company provides the other party with at least twelve months’ notice of intent to terminate the agreement, with no such notice to be given so as to cause expiration of the agreement before the third anniversary of the Effective Date.

Under the employment agreement in effect during 2003, Mr. Klein received an annual base salary of $1,100,000, and was eligible to earn a target bonus of 30% of his base salary (although the Compensation Committee could award a larger bonus). Under the terms of the new employment agreement effective February 1, 2004, Mr. Klein’s annual base salary has been reduced to $950,000, while the target bonus he is eligible to earn in each calendar year has been increased to 70% of his base salary (although the Compensation Committee may award a larger bonus). The base salary is subject to possible increase by the Board of Directors beginning in the 2005 calendar year. Mr. Klein’s employment agreement also provides him with certain other welfare and fringe benefits, such as a company automobile.

In the event that Mr. Klein is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, all of Mr. Klein’s unvested stock options will accelerate and become immediately exercisable, and Mr. Klein will be entitled to retain and exercise all unexercised options for the remainder of their respective terms.

In the event that Mr. Klein is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) certain of the welfare and fringe benefits for period of six months following his termination. Further, Mr. Klein will be entitled to retain and exercise all vested and unexercised options for the remainder of their respective terms.

In the event of Mr. Klein’s “disability” (as that term is defined in his employment agreement), the Company is entitled to terminate his employment on providing him with six months prior written notice. In such event, Mr. Klein will receive (in addition to amounts accrued and unpaid) his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement, less any amounts payable to him under any disability plan of the Company. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable, and Mr. Klein will be entitled to retain and exercise all unexercised options for a period of the lesser of (i) twelve months following his “disability,” and (ii) the term of the unexercised option.

In the event of Mr. Klein’s death, Mr. Klein’s beneficiary shall be entitled to receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement, less any death benefits which are provided to the beneficiary under the terms of any Company plan, program or arrangement. Mr. Klein’s beneficiary also will be entitled to receive certain of the welfare and fringe benefits for the remainder of the term of the agreement, less any death benefits paid to his beneficiary under any plan of the Company. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable and remain exercisable for a period of the lesser of (i) twelve months following his death, and (ii) the term of the unexercised option.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. In the event that any of the payments to be made to Mr. Klein would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein’s “base amount” (as defined under Section 280G of the Internal Revenue Code).

Mr. Klein’s employment agreement contains provisions relating to protection of our confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Mark H. Getty.    During 2003, Mr. Getty served as Executive Chairman of the Board of Directors pursuant to an employment agreement effective February 9, 1998. As discussed above in this proxy statement, effective on May 17, 2004 (the date of our annual stockholders meeting), Mr. Getty will no longer be an executive officer of the Company, but will remain in the role of (non-executive) Chairman of the Board. In anticipation of that transition, Mr. Getty and the Company have entered into an agreement that will terminate Mr. Getty’s employment contract that is described below. The effect is that from May 17, 2004, Mr. Getty will serve the Company as Chairman of the Board, subject to periodic re-election to the Board by the Company’s stockholders and his appointment as Chairman by the members of the Board, but will not have an employment agreement defining the terms of his service with the Company.

Pursuant to the agreement in effect until May 17, 2004, Mr. Getty received an initial annual base salary of $275,000, subject to possible increase by the Board, and is eligible to earn a target bonus of 50% of his base salary as a bonus in each calendar year, which is also subject to possible increase by the Board. Mr. Getty’s annual base salary is currently £60,250. Mr. Getty’s employment agreement also provides him with certain other benefits and perquisites, such as a supplemental defined contribution pension plan, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits. Following his transition to non-executive Chairman of the Board, Mr. Getty will receive an annual retainer of £60,250, and will retain his office, assistant, services and company car allowance.

In the event that Mr. Getty is terminated without “cause” or for “disability” or if he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Getty will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Getty and his eligible dependents will continue to participate in our medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term.

In the event that any of the payments to be made to Mr. Getty would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Getty’s “base amount” (as defined under Section 280G of the Internal Revenue Code).

Mr. Getty’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Elizabeth J. Huebner.    Ms. Huebner serves as Senior Vice President and Chief Financial Officer of the Company pursuant to an employment agreement dated August 1, 2002. Ms. Huebner’s employment continues until either Ms. Huebner or the Company provides the other party with written notice of termination.

Ms. Huebner received an initial base salary of $335,000 under her present agreement, subject to possible increase. Ms. Huebner also has the opportunity to earn a target bonus of 50% of her base salary as a bonus in each calendar year. Ms. Huebner’s salary subsequently was increased to $370,000 on April 1, 2003.

In the event that Ms. Huebner is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or she resigns for “good reason” (as each such term is defined in her employment agreement), she will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to the sum of (i) her base salary, (ii) her accrued bonus for year in which she is terminated (calculated at the target amount for which she is eligible) and (iii) an amount equal to 50% of the bonus for which she is eligible (calculated at the target amount for which she is eligible).

In the event that Ms. Huebner is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in her employment agreement), she will receive amounts accrued and unpaid at the time of such termination.

In the event of Ms. Huebner’s “disability” (as that term is defined in her employment agreement), the Company is entitled to terminate her employment on providing her with six months’ prior written notice. In such event, Ms. Huebner will receive (in addition to amounts accrued and unpaid) her base salary, less any amounts paid to Ms. Huebner under any disability plan of the Company.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Ms. Huebner will have the right to resign her employment and receive a lump sum payment in an amount equal to two times her base salary and one times the target annual incentive bonus for which she is eligible. Further, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Ms. Huebner’s unvested stock options will vest and become immediately exercisable.

In the event that any of the payments to be made to Ms. Huebner would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, then the following rules shall apply:

(i)    The Company shall compute the net value to Ms. Huebner of all such termination benefits after reduction of the excise taxes imposed by Section 4999 of the Code and for any income taxes that would be imposed on her if such termination benefits constituted her sole taxable income.

(ii)    The Company shall next compute the maximum amount of termination benefits that can be provided without any benefits being characterized as excess parachute payments and reduce the result by the amount of any income taxes that would be imposed on Ms. Huebner if such reduced termination benefits constituted her sole taxable income.

If the result derived in subparagraph (i) is greater than the result derived in subparagraph (ii), then the Company shall provide Ms. Huebner the full amount of termination benefits without reduction. If the result derived from subparagraph (i) is not greater than the result derived in subparagraph (ii), then the Company shall provide Ms. Huebner the maximum amount of termination benefits that can be provided without any termination benefits being characterized as “excess parachute payments.”

Ms. Huebner’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Jeffrey L. Beyle.    Mr. Beyle serves as Senior Vice President and General Counsel of the Company pursuant to an employment agreement dated August 1, 2002. Mr. Beyle’s employment continues until either Mr. Beyle or the Company provides the other party with written notice of termination.

Mr. Beyle received an initial base salary of $260,000 under his present agreement, subject to possible increase. Mr. Beyle also has the opportunity to earn a target bonus of 40% of his base salary as a bonus in each calendar year. Mr. Beyle’s salary subsequently was increased to $290,000 on April 1, 2003.

In the event that Mr. Beyle is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to the sum of (i) his base salary, (ii) his accrued bonus for year in which he is terminated (calculated at the target amount for which he is eligible), and (iii) an amount equal to 50% of the bonus for which he is eligible (calculated at the target amount for which he is eligible).

In the event that Mr. Beyle is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in his employment agreement), he will receive amounts accrued and unpaid at the time of such termination.

In the event of Mr. Beyle’s “disability” (as that term is defined in his employment agreement), the Company is entitled to terminate his employment on providing him with six months’ prior written notice. In such event, Mr. Beyle will receive (in addition to amounts accrued and unpaid) his base salary, less any amounts paid to Mr. Beyle under any disability plan of the Company.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Beyle will have the right to resign his employment and receive a lump sum payment in an amount equal to two times his base salary and one times the target annual incentive bonus for which he is eligible. Further, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Mr. Beyle’s unvested stock options will vest and become immediately exercisable.

In the event that any of the payments to be made to Mr. Beyle would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, then the following rules shall apply:

(i)    The Company shall compute the net value to Mr. Beyle of all such termination benefits after reduction of the excise taxes imposed by Section 4999 of the Code and for any income taxes that would be imposed on his if such termination benefits constituted his sole taxable income.

(ii)    The Company shall next compute the maximum amount of termination benefits that can be provided without any benefits being characterized as excess parachute payments and reduce the result by the amount of any income taxes that would be imposed on Mr. Beyle if such reduced termination benefits constituted his sole taxable income.

If the result derived in subparagraph (i) is greater than the result derived in subparagraph (ii), then the Company shall provide Mr. Beyle the full amount of termination benefits without reduction. If the result derived from subparagraph (i) is not greater than the result derived in subparagraph (ii), then the Company shall provide Mr. Beyle the maximum amount of termination benefits that can be provided without any termination benefits being characterized as “excess parachute payments.”

Mr. Beyle’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

M. Lewis Blackwell.    Mr. Blackwell serves as Senior Vice President—Creative Customers of the Company pursuant to an employment agreement dated December, 1998. Mr. Blackwell’s employment continues until either Mr. Blackwell or the Company provides the other party with written notice of termination.

Mr. Blackwell received an initial base salary of £125,000 under his present agreement, subject to possible increase. Mr. Blackwell’s salary subsequently was increased to £165,000 on April 1, 2003. Mr. Blackwell also has the opportunity to earn a target bonus of 40% of his base salary as a bonus in each calendar year.

In the event that Mr. Blackwell is terminated for any reason other than good cause, he will receive (in addition to amounts accrued and unpaid) a lump sum payment equal to the sum of an amount equal to the base salary he would have earned through the date the agreement would have lawfully terminated, together with a sum equal to other benefits that would have accrued during that period.

In the event that Mr. Blackwell is terminated for good cause he will receive amounts accrued and unpaid at the time of such termination.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan) then, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Mr. Blackwell’s unvested stock options will vest and become immediately exercisable.

Mr. Blackwell’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Stock Incentive Plan Change of Control Provisions.    Under the terms of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, awards are generally subject to special provisions upon the occurrence of a defined “change of control” transaction. Under the plan, upon a change of control, any outstanding stock options will become fully vested and exercisable, all restrictions and conditions of all restricted stock awards shall lapse, and all performance shares will be deemed to have been earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Stockholders’ Agreement.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc., the Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) entered into a Stockholders’ Agreement dated as of February 9, 1998, as amended (the “Stockholders’ Agreement”). The Stockholders’ Agreement, among other things, provides for representation on our Board of Directors and limits the rights of the parties thereto to transfer their respective shares of our common stock. Certain provisions of the Stockholders’ Agreement are described below. The “Getty Group” refers collectively to Getty Investments L.L.C., Mr. Mark H. Getty, Mr. Jonathan D. Klein, the JD Klein Family Settlement, as successor by assignment from Crediton Limited (a trust established by Mr. Klein) (the “Klein Family Trust”) and the October 1993 Trust (a trust established by Mr. Getty). The “Torrance Group” refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger (the former wife of Mr. Mark Torrance) and certain of their family members.

Effective May 1, 2003, the Stockholders’ Agreement was amended to remove the Torrance Group as a party to the agreement. At that time, the Torrance Group collectively beneficially owned fewer than the greater of (x) 3,000,000 shares of common stock, and (y) such number of shares of common stock as is equal to two percent of the then outstanding shares of common stock. As a result, the Torrance Group’s right of first refusal on the shares held by the Getty Group and their right to nominate one director to the Getty Images’ Board of Directors, as described below, terminated. Consequently, the Getty Group and the Torrance Group executed an amendment to the Stockholders’ Agreement removing the Torrance Group as a party thereto. Therefore, with effect from May 1, 2003, the Getty Group alone constitutes the “Significant Stockholders”.

Pursuant to the Stockholders’ Agreement, as amended, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder’s shares of common stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders’ Agreement; (iii) subject to the arrangements within the “Group”, pursuant to a registered public offering of shares of common stock in which, to the knowledge of such selling Significant Stockholder, no person or “Group” will purchase more than 5% of the then outstanding shares of common stock; or (iv) subject to any arrangements within the “Group”, sales within the Rule 144 volume limitation, or in a cashless exercise of options. A “Permitted Transferee” is defined generally as (i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of common stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

If any Significant Stockholder (a “Prospective Seller”) receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a “Stockholders’ Agreement Third Party”), a bona fide offer to purchase any or all of such Prospective Seller’s shares of common stock (the “Offered Stock”) and such Prospective Seller intends to sell the Offered Stock to such Stockholder’s Agreement Third Party, the Prospective Seller must provide written notice (the “Offer Notice”) of such offer to Getty Images. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of common stock at which the sale to the Stockholders’ Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders’ Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice, or (ii) an accepting party fails to consummate the purchase of the Offered Stock and Getty Images is not prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

Pursuant to the Stockholders’ Agreement, the Getty Group has the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it also had the right to appoint the Chairman from among the directors of Getty Images, provided however, that for so long as Mark Getty is the Chairman or Co-Chairman of the Board, such right is not in effect.

The Registration Rights Agreements.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc. (the “Transactions”), Getty Images entered into Registration Rights Agreements, one with PDI, L.L.C. and Mr. Mark Torrance (the “PDI Stockholders”) and a second with Getty Investments L.L.C. (the “Getty Investments Registration Rights Agreement”). Certain provisions of the Registration Rights Agreements are described below:

The PDI Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement between Getty Images and the PDI Stockholders (the “PDI Registration Rights Agreement”), the PDI Stockholders, subject to the terms and conditions set forth in the PDI Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of the PDI Stockholders’ shares of common stock (a “PDI Demand Right”), subject to certain limitations that may be imposed by the managing underwriter. The PDI Stockholders have a total of five PDI Demand Rights, provided that the PDI Stockholders may not require the Company to file a registration statement on a “long form” on more than three occasions. In addition to their PDI Demand Rights, the PDI Stockholders have the right to have any or all of their shares of common stock included in any registration by Getty Images with respect to an offering of common stock (a “PDI Piggy-Back Right”), subject to certain limitations that may be imposed by the managing underwriter. Both the PDI Demand Rights and PDI Piggy-Back Rights will terminate on the earlier of (i) the date that all of the PDI Stockholders’ shares of the common stock can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act, or (ii) the 15th anniversary of the date of the PDI Registration Rights Agreement.

In 2003, it was determined that the PDI Stockholders total ownership was greater than one percent of the total shares outstanding for Getty Images, but was less than the average trading volume of the four preceding weeks. Accordingly, the PDI Stockholders shares could be sold under the volume limitation in clause (ii) of Rule 144(e) and their rights under the PDI Registration Rights Agreement were terminated.

The Getty Investments Registration Rights Agreement

Pursuant to the terms of the Getty Investments Registration Rights Agreement, Getty Investments L.L.C., subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments L.L.C.’s shares of common stock (a “Getty Demand Right”), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments L.L.C. has a total of five Getty Demand Rights. In addition to its Getty Demand Rights, Getty Investments L.L.C. has the right to have any or all of its shares of common stock included in any registration by Getty Images with respect to an offering of common stock (a “Getty Piggy-Back Right”), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of (i) the date that all of the shares of common stock held by Getty Investments L.L.C. can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act, or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

The Getty Investments Registration Rights Agreement was amended on November 22, 1999, to include the right to register an additional 1,579,353 shares of common stock that were acquired by Getty Investments L.L.C. on November 22, 1999.

In addition to the registration rights described above, on the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications Limited and PhotoDisc, Inc. with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective stockholders, including, in the case of PhotoDisc, Inc. certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications Limited, certain registration rights granted to the October 1993 Trust and the Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Anthony Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

Getty Parties Shareholders’ Agreement.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc., Getty Images, Getty Investments L.L.C., Mark Getty, Jonathan Klein, the October 1993 Trust and the Klein Family Trust (as assigned from Crediton Limited) entered into a Shareholders’ Agreement with respect to their ownership of shares of common stock (the “Getty Parties Shareholders’ Agreement”), dated February 9, 1998, as amended.

The Getty Parties Shareholders’ Agreement had a term of seven years from July 8, 1996 and, therefore, terminated and was no longer in effect as of July 8, 2003.

Getty Investments L.L.C. Company Agreement.    Getty Investments L.L.C. is a limited liability company organized in the State of Delaware and is governed by a Limited Liability Company Agreement, as amended (the “Company Agreement”), among its members, which are four Getty family trusts (the “Getty Trusts”). As of March 1, 2004, the membership interests of Getty Investments L.L.C. were held as follows: 47.45% by the Cheyne Walk Trust; 20.99% by the Ronald Family Trust A; 17.56% by the Ronald Family Trust B; and 14.00% by the Gordon P. Getty Family Trust. The Getty Trusts resulted from a partition in 1988 of the Sarah C. Getty Trust in accordance with a 1985 court order. The trustee of the Cheyne Walk Trust is also a co-trustee of the Ronald Family Trust B. The other co-trustee of the Ronald Family Trust B is also a co-trustee of the Ronald Family Trust A. The beneficiaries of the Getty Trusts are the lineal descendants of J.P. Getty, who died in 1976.

Prior to July 16, 2003, Transon Limited owned a 10.71% membership interest in Getty Investments. Transon Limited was owned by Sir Paul Getty, who died on April 17, 2003. Mr. Mark Getty is the son of the late Sir Paul Getty. Following Sir Paul Getty’s death, the membership interest held by Transon Limited in Getty Investments was redeemed in its entirety by Getty Investments L.L.C.

The Getty Investments L.L.C. board of directors consists of seven directors who are appointed by the Getty Trusts. Six of the seven directors are appointed as follows: the Cheyne Walk Trust and the Gordon P. Getty Family Trust each appoint two directors, and the Ronald Family Trust A and the Ronald Family Trust B jointly appoint two directors. The seventh director is Jonathan Klein, so long as he remains Chief Executive Officer of Getty Images. Decisions of the Getty Investments L.L.C. board of directors require the approval (at a meeting or by written consent) of a majority of the directors pursuant to the Company Agreement. Of the seven members of the Getty Investments L.L.C. board of directors, two (Mr. Getty and Mr. Klein) are also members of the Getty Images Board of Directors. Mr. Garb, a member of the Getty Images Board of Directors, served as a member of the Getty Investments L.L.C. board of directors until October 2003. There are currently no voting arrangements whereby one member of Getty Investments can control a majority of the members of the Getty Investments L.L.C. board of directors.

Getty Images Trademarks.    Getty Images, directly or through its subsidiaries, has trademark registrations and applications for trademark registrations in respect of the name Getty Images, and derivatives thereof and the related logos (together, the “Getty Images Trademarks”). Getty Images and Getty Investments L.L.C. have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments L.L.C. will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Images Trademarks. On such assignment, Getty Images will have 12 months in which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

Indemnification.    Getty Images has agreed to indemnify Getty Investments L.L.C. and its members for liabilities arising in connection with the merger of the business of Getty Communications Limited and PhotoDisc, Inc. as well as various securities offerings by the Company. In addition, Getty Images has entered into agreements to indemnify its directors and certain executive officers, in addition to indemnification provided for in our Bylaws and Restated Certificate of Incorporation. These agreements, among other things, indemnify our directors and certain executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION FOR 2003

Compensation Committee Governance.    In 2003, the Compensation Committee was composed of Messrs. Bailey, Garb and Sporborg, with Mr. Garb serving as Chairman. None of the members of the Committee has ever been an officer or employee of Getty Images or any of its subsidiaries, and all of the members are independent for purposes of the New York Stock Exchange listing standards. The Compensation Committee establishes and administers our executive compensation policies, and our equity-based employee compensation benefit plans for our executive officers and, along with the Stock Option Committee, for all other Company employees. Each year, the Compensation Committee evaluates the performance of the Chief Executive Officer and Executive Chairman, determines their compensation levels, and reviews the compensation levels for all executive officers.

Compensation Policies.    The primary objectives of our executive compensation policies and programs are (i) to attract, retain, motivate and reward key executives, (ii) to relate compensation to the performance of both the individual executives and the Company, (iii) to align the financial interests of our executive officers directly with those of our stockholders, and (iv) to establish compensation levels that are internally equitable and externally competitive. Currently, the two primary elements of executive officer compensation are (i) base salary, and (ii) annual cash bonuses, the amounts of which are dependent on both Company and individual performance during the prior fiscal year. Until 2002, the compensation program also included periodic stock option grants. The Company is working within the environment of evolving accounting rules around equity-based compensation, and plans to develop an alternative long-term incentive compensation component that will align executive officers’ interests with those of stockholders while rewarding outstanding performance. We believe that an overall executive compensation package that combines base salary with short- and long-term variable compensation programs will appropriately balance Getty Images’ primary objectives of providing competitive compensation opportunities while substantially aligning senior leadership’s pay with stockholder interests.

Additional information on each of these compensation elements follows.

•	Base Salaries. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Base salaries for our executive officers other than the Executive Chairman and the Chief Executive Officer are based upon recommendations by the Chief Executive Officer. These recommendations, and the Compensation Committee’s review of the rationale for such recommendations, take into account factors such as relevant experience of the executive officer, the length of the executive officer’s service with the Company, an assessment of his or her level of and any increases in responsibility, and a subjective assessment of the executive officer’s performance. Periodically an executive compensation consultant is engaged to conduct a comparison of the compensation paid to each executive officer to similar positions in comparable companies.

•

Annual Incentive Bonus Plan.    Annual incentive bonuses are granted based on a percentage of the base salary of each executive officer and are determined on the basis of both Company performance and individual performance, with Company performance being weighted more heavily in the determination. The Company performance component of the annual incentive bonus is determined using the same quantitative measure of Company performance that is used for all other Company employees (excepting those in the Sales function, who have a separate sales commission plan). In determining the personal component of the annual incentive bonus for the Chief Executive Officer, the Compensation Committee considers numerous qualitative and quantitative factors, including a subjective assessment of individual performance and Company performance against corporate revenue, profit and cash flow goals. The personal component of the annual cash bonus awards for the executive officers other than the Chief Executive Officer are based upon recommendations by the Chief Executive Officer and are based on similar qualitative and quantitative factors.

•	Long-Term Incentive Plan. Historically, stock options were an integral part of an executive officer’s compensation with the Company. We used stock options to provide a long-term incentive to the executive officer, and to align the interests of the executive officer with those of our stockholders by providing the executive officer with a financial interest in the Company. In 2002, the Company significantly reduced its use of stock option grants, which now generally are granted to executive officers as inducements to employment with the Company and to reward significant increases in responsibility. As noted above, the Company is working within the environment of evolving accounting rules around equity-based compensation plans to develop an alternative approach to long-term incentive compensation.

Compensation of the Chief Executive Officer.

October 1, 2001 Employment Agreement.    As Chief Executive Officer, Mr. Klein was compensated in 2003 pursuant to an employment agreement that was effective October 1, 2001.

Under the employment agreement in effect during 2003, as our Chief Executive Officer, Mr. Klein received an annual base salary of $1,100,000, and was eligible to earn a target bonus of 30% of his base salary (although the Compensation Committee could award a larger bonus). Mr. Klein’s base salary under the October 2001 agreement was set so as to capture the value of expatriate benefits that were provided to Mr. Klein under his prior employment contract, but that were not provided under the terms of October 2001 agreement. The eliminated expatriate benefits included a payment in lieu of monthly contributions to a defined contribution pension plan, a foreign service allowance, a cost of living allowance, home leave expense reimbursement and tax equalization benefits. Mr. Klein’s employment agreement also provided him with certain other welfare and fringe benefits, such as a company-provided automobile.

In 2003, Mr. Klein did not receive an increase in his annual base salary. For fiscal year 2003, Mr. Klein’s bonus was calculated on the same basis as the other executive officers, namely, 80% driven by Company performance, and the balance by individual performance. Mr. Klein earned a bonus of $325,000, based on the Company’s slight underperformance against the ambitious goals established for the Company, and his exceptional performance against his personal objectives.

February 1, 2004 Employment Agreement.    In 2003, the Compensation Committee engaged an executive compensation consulting firm to undertake an assessment of Mr. Klein’s compensation package and to assist the Compensation Committee in determining what, if any, changes should be made. As a result of this review, the Company determined that it wanted to restructure Mr. Klein’s compensation package to shift more of his compensation towards variable, or at-risk pay. Consequently, the Company and Mr. Klein entered into a revised employment agreement effective February 1, 2004.

Under the terms of the new employment agreement, Mr. Klein’s annual base salary has been reduced to $950,000, while the target bonus he is eligible to earn in each calendar year has been increased to 70% of his base salary (although the Compensation Committee may award a larger bonus). Mr. Klein’s new employment agreement also provides him with certain other welfare and fringe benefits, such as a company-provided automobile.

The new employment agreement will run for a term of two years. Thereafter, Mr. Klein’s employment shall continue until either Mr. Klein or the Company provides the other party with at least twelve months’ notice of its intent to terminate the agreement. Under the agreement, Mr. Klein also agreed to continue serving on our Board of Directors.

Compensation of the Executive Chairman.    As Executive Chairman, Mr. Getty was paid a base salary of $500,000 in 2003. In 2003, Mr. Getty did not receive an increase in his annual base salary and, for calendar year 2003, did not receive an annual incentive bonus. In anticipation of Mr. Getty’s transition from Executive Chairman to non-executive Chairman (which will occur at the time of the Company’s annual meeting of stockholders on May 17, 2004), Mr. Getty and the Compensation Committee agreed that effective January 1, 2004, Mr. Getty’s annual base salary would be reduced to £60,250 (equal to $100,000 using the exchange rates in effect on January 1).

Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers, as reported in its proxy statement, unless that compensation is considered “performance-based”. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved these compensation arrangements. The Compensation Committee will monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. The Compensation Committee is prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m). Tax deductibility will not be the sole factor we consider in determining appropriate levels or types of compensation.

The Board of Directors accepted the Compensation Committee’s recommendations regarding Executive Compensation in 2003.

COMPENSATION COMMITTEE,

Andrew S. Garb (Chairman)

Christopher H. Sporborg

James N. Bailey

REPORT OF THE AUDIT COMMITTEE

As more fully described in the Audit Committee Charter, the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility relating to oversight of: the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent and internal auditors; compliance with the Company’s code of ethics and code of conduct; and, the Company’s internal controls.

On June 13, 2000, the Board of Directors adopted a written Audit Committee Charter, which was amended most recently on March 3, 2004, with such amendments to be effective prospectively from that date (a copy of which is attached as Appendix A, and may also be found in the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com). On March 20, 2003, the Audit Committee adopted a Code of Ethics governing the Company’s Board of Directors, Executive Officers, Senior Vice Presidents, Vice Presidents, and senior financial officers who do not fit within these other categories (a copy of which is attached as Appendix B, and which also may be found in the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com).

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee met eight times during 2003 to carry out its responsibilities. The members of the Audit Committee are independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules and regulations.

During 2003, at each of its meetings, the Audit Committee met with senior members of the Company’s financial management, the Company’s general counsel and representatives of PricewaterhouseCoopers LLP, to discuss accounting, internal controls and other matters within its purview. As it deemed appropriate, the Committee met privately with the independent auditors, the internal auditors and management. The Committee also met alone, in executive session.

The Audit Committee reviewed, with the Company’s financial management and the internal and independent auditors, the overall audit scopes and plans, the results of internal and external audits, the evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting and disclosure practices.

The Audit Committee reviewed the audited financial statements, to be included in the Annual Report on Form 10-K, with management of the Company and the independent auditors, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures. Management and the independent auditors advised the Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters. The independent auditors confirmed that they had discussed, with the Committee, all of the matters required by generally accepted auditing standards to be communicated, including, but not limited to, matters required by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee also discussed, with the independent auditors, matters relating to their independence from the Company, including audit and non-audit services and fees. The Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the discussions and reviews noted above and the report of the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,

Michael A. Stein (Chairman)

James N. Bailey

Christopher H. Sporborg

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

On December 17, 2002, the Board of Directors adopted a written Nominating Committee Charter. The Charter was amended on December 16, 2003, with such amendments to be effective prospectively from that date (a copy of which is attached as Appendix C, and may also be found in the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com). At the time the Charter was amended, the Committee was renamed the Nominating and Corporate Governance Committee and given additional responsibilities for developing, updating as necessary and recommending to the Board corporate governance principles and policies applicable to the Company.

Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee met three times during 2003 to carry out its responsibilities. During 2003, the Nominating and Corporate Governance Committee met for the purposes of evaluating the qualifications of David Landau as a potential Director; beginning the process of committee and Board self-assessment; and developing and approving Corporate Governance Guidelines for the Company. Dr. Landau was first suggested to the Nominating and Corporate Governance Committee by a shareholder.

The Nominating and Corporate Governance Committee’s process used to identify and evaluate nominees for the Board of Directors and the minimum qualifications for nominees are included in the Charter.

The Nominating and Corporate Governance Committee does consider stockholder-recommended Director candidates. Stockholders may communicate their nominations for the Board by sending an email to nominations@gettyimages.com, or by sending a written nomination to Nominating and Corporate Governance Committee, c/o General Counsel’s Office, Getty Images, Inc., 601 N. 34th Street, Seattle WA. 98103. Each stockholder recommendation should include at a minimum the Director candidate’s name, biographical information and qualifications, and acknowledgment from the Director candidate that such person is willing to be nominated for directorship and serve as a Director if elected. The Committee will consider stockholder recommendations regarding potential nominees for next year’s annual meeting of stockholders if such recommendations are received by the Committee prior to the deadline for stockholder proposal submissions as described in “What are the rules regarding stockholder proposals for the 2004 and 2005 meetings?”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE,

Christopher H. Sporborg

James N. Bailey

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2004. PricewaterhouseCoopers LLP has audited our financial statements since 1995. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to questions from the stockholders. The following table presents the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the year ended December 31, 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2003:

		2003	2002
(1)	Audit Fees (including audits of our annual financial statements, reviews of our quarterly financial statements, statutory audits of our foreign subsidiaries, and work related to the 2003 debt issuance)	$912,950	$901,202

(2)	Audit-related Fees (including due diligence for a potential acquisition, and audit of an employee benefit plan)	78,178	0

(3)	Tax Fees (including tax compliance, advice, and planning)	139,183	90,905

(4)	All Other Fees (including, in 2002, work related to reorganization of the European corporate structure)	1,856	160,295

57% of the fees listed in categories (2)-(4) for 2003, and 100% of the fees in category (1) were approved by the Audit Committee. All of the work not approved by the Audit Committee listed in categories (2)-(4) for 2003 was ongoing prior to the Audit Committee’s adoption of the Audit and Non-Audit Services Pre-Approval policy in March, 2003. A copy of the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy is attached hereto as Appendix D. Prior year amounts have been reclassified to conform to Item 9(e)(1) of Schedule 14A of the Securities Exchange Act of 1934, effective December 15, 2003.

PERFORMANCE GRAPH

Set forth below is a graph comparing cumulative total stockholder returns on our common stock, the New York Stock Exchange Market Index (the “NYSE Market Index”) and the Media General Business Services Group Index (the “MG Group Index”).

The graph assumes that $100 was invested in Getty Images and each index on December 31, 1997 (as required by Securities and Exchange Commission rules) and that any dividends were reinvested, and is rounded to the nearest whole dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARE CUMULATIVE TOTAL RETURN

AMONG GETTY IMAGES, INC., NYSE MARKET INDEX

AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1998

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING DEC. 31, 2003

	1998	1999	2000	2001	2002	2003
GETTY IMAGES, INC.	100.00	85.40	242.86	159.01	114.19	151.80
MG GROUP INDEX	100.00	97.96	103.07	76.78	76.31	56.42
NYSE MARKET INDEX	100.00	118.25	129.48	132.57	120.76	98.64

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of the common stock. Reporting Persons are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To our knowledge, based solely on its review of copies of such reports received by the Company, or on written representations from certain Reporting Persons that no other reports were required for such persons, the Company believes that during fiscal year 2003, all Section 16(a) filing requirements were satisfied on a timely basis.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2003, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE ON REQUEST. PLEASE WRITE TO:

INVESTOR RELATIONS DEPARTMENT

GETTY IMAGES, INC.

601 N. 34th STREET

SEATTLE, WASHINGTON 98103

ADDITIONAL INFORMATION

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by the Company. The cost of preparing, printing and mailing this proxy statement and soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. If they do so, they will not receive any additional compensation for these activities. We will, on request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

GETTY IMAGES, INC.

(As Amended March 3, 2004)

I.    PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Getty Images, Inc. (the “Company”) in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) compliance with the Company’s code of ethics for the Chief Executive Officer and senior financial officers and compliance with the Company’s code of conduct for all Company personnel; and (6) the Company’s control environment and internal control over financial reporting. In addition, the Committee shall cause the preparation of the report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement, and shall have the further duties and responsibilities set forth in this Charter.

As the Committee deems appropriate, it shall obtain advice and assistance from outside legal, accounting and other advisors to carry out its duties and has the authority to retain and compensate these advisors with Company funds without seeking Board or management approval.

The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    MEMBERSHIP

The Committee shall be composed of three or more Directors as determined by the Board, each of whom shall meet the independence requirements established by the Board and any other regulations applicable to the Company from time to time. None of the members of the Committee shall serve on more than two audit committees of other publicly traded companies at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. The Board shall designate the members of the Committee for terms expiring on their death, resignation or removal or until their successors shall be duly elected and qualified. The Board shall determine in its business judgment that each Committee member is financially literate or shall become financially literate within a reasonable period of time after appointment, and that at least one Committee member has accounting or related financial management expertise and is a “financial expert” in accordance with such regulations as may be applicable to the Company from time to time.

Unless a Chairperson of the Committee is designated by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet periodically with management, internal audit personnel and the independent auditors separately to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial reports consistent with Section IV below.

A majority of the total number of members on the Committee then serving shall be present in person at any meeting in order to constitute a quorum for the transaction of Committee business. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee sign a written consent thereto and such written consent is filed with the minutes of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

The action of the members expressed from time to time by a vote at a meeting, in writing without a meeting, or by conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all Committee members.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Committee and Charter Evaluation

1.	Obtain or perform an annual evaluation of its performance and make applicable recommendations for improvement.

2.	Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

Engagement and Oversight of Independent Auditors

3.	Have direct responsibility for the appointment, replacement, compensation, evaluation and oversight of the work performed by the independent auditors. At least annually, the Committee will review the quality and performance of the independent auditors, including the lead partner, and report to the Board on its conclusions. Ensure disagreements between management and the independent auditors regarding financial reporting are appropriately resolved.

4.	Pre-approve all audit and non-audit services performed by the independent auditors in accordance with applicable laws and regulations, and ensure that the Committee’s approval of any such services is appropriately publicly disclosed.

5.	Evaluate independence of the independent auditors by:

•	receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 (“ISB No. 1”), or other relevant guidance or regulations;

•	reviewing, and actively discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Company or Management, or any other disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	recommending, if necessary, that the Board take certain action to satisfy itself of the independent auditors’ independence;

•	considering, from time to time, whether a rotation of the independent audit firm or lead partner would be in the best interests of the Company and its shareholders; and

•	setting clear hiring policies for employees or former employees of the independent auditors.

6.	At least annually, obtain and review a report by the independent auditor describing: (i) the firm’s internal quality-control procedures; (ii) any Public Company Accounting Oversight Board reviews or actions with respect to the firm; and (iii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental, professional or other regulatory authorities, within the preceding five years, relating to one or more audits carried out by the firm, and any steps taken to address any such issues.

Financial Statements Review, Reporting and Disclosure

7.	Discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic filings and the report of the independent auditor on any audited financial statements.

8.	Review with the independent auditor the type and presentation of information to be included in earnings press releases, and discuss any financial information and earnings guidance provided to analysts, investors and rating agencies. The Committee’s responsibility to discuss earnings releases, as well as financial information and earnings guidance, may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which a company may provide earnings guidance.

9.	Based on the review and discussions referred to in this Section, determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

10.	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”) Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, as each is amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

Periodic Assessments of Accounting Practices, Risk, and Risk Management

11.	Discuss policies developed by Company management with respect to risk assessment and management and steps Company management has taken to monitor and control financial risk exposure, including anti-fraud programs and controls.

12.	In conjunction with the independent auditors and the internal auditors, review the system and integrity of the Company’s financial reporting processes, both internal and external. Monitor the Company’s control environment, the Company’s external financial reporting and internal control over financial reporting.

13.	Report through its Chairperson to the Board following meetings of the Committee including, to the extent the Committee deems appropriate, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors and the performance of the internal audit function, and also provide copies of the approved Committee minutes to the Board.

14.	While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Audit Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position and results of operations of the Company. The Committee should review with the independent auditor:

•	any problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or access to required information, and any significant disagreements with management, and management and the independent auditor’s responses with respect to any of the foregoing;

•	any accounting adjustments that were noted or proposed by the independent auditor but not recorded (as immaterial or otherwise);

•	any significant consultations—on matters that otherwise are required to be disclosed to the Audit Committee—made with the independent auditor’s national office;

•	any “management” or “internal control” letters issued or proposed to be issued by the independent auditors to the Company;

•	all critical accounting policies and practices to be used;

•	any significant changes in auditing standards or the independent auditor’s scope;

•	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management, such as any “management” letter or “schedule of unadjusted differences”;

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and practices, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

15.	Review with the Company’s General Counsel, and others as appropriate, the status of litigation, claims, assessments, commitments and contingent liabilities and their potential impact on the Company’s financial statements.

Internal Audit

16.	Review the responsibilities, functions and performance of the Company’s internal auditors, including the appointment and compensation of the internal auditors, internal audit plans, budget, and the scope and results of internal audits.

Code of Ethics, Whistle-Blowing

17.	Develop and monitor compliance with a code of ethics for the Chief Executive Officer and senior financial officers pursuant to and at least to the extent required by regulations applicable to the Company from time to time.

18.	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

19.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

Minutes

20.	Maintain minutes or other records of meetings and activities of the Committee.

V.    COMPENSATION

The members of the Committee may be compensated for their services as Committee members as determined by the Board from time to time, and shall receive reimbursement of all expenses reasonably incurred in the performance of their duties hereunder.

VI.    CHARTER AMENDMENTS

The Board shall have the authority to amend this Charter from time to time by a resolution approved by a majority of the Board members.

APPENDIX B

CODE OF ETHICS

OF

GETTY IMAGES, INC.

Getty Images is committed to ensuring that its leadership, including the Board of Directors (of which the Executive Chairman and the Chief Executive Officer are members), the Senior Vice Presidents, the Vice Presidents, and the Senior Financial Officers (collectively, “Officers”) adhere to the highest standards of legal, ethical and professional behavior in their business activities and relationships. Our Officers’ compliance with this Code of Ethics (“Code”) is mandatory, and is consistent with Getty Images’ expectation that all of its employees conduct themselves in an ethical manner and abide by leadership principles fostering honesty, integrity, transparency and openness.

To comply with this Code and with Getty Images’ internal leadership principles, Officers must:

1.	Comply with internal codes and policies. Officers are required to follow this Code of Ethics and the Getty Images’ Ethical Conduct guidelines as set forth in the Getty Images Resource Guide for employees.

2.	Avoid conflicts of interest. Officers are prohibited from participating in activities or associations that create, or appear to create, a conflict between the Officers’ personal interests and Getty Images’ business interests. Officers may not allow any situation or personal interests to interfere, or appear to interfere, with the exercise of their independent judgment or with their ability to act in the best interests of Getty Images. If any actual or apparent conflict of interest does arise, Officers must handle the matter in an honest and ethical manner.

3.	Disclose full and accurate information. Officers are required to provide full, fair, accurate, timely and understandable disclosures in materials filed with or otherwise submitted to the SEC, and in all press releases or other public communications.

4.	Comply with external laws and codes. Officers must comply with all applicable laws, rules and regulations affecting their respective positions at Getty Images.

5.	Report violations in a timely manner. Officers are required to report promptly any actual or suspected Code violations to the Audit Committee, the General Counsel, or other appropriate senior management personnel as dictated by the circumstances. Getty Images prohibits any retaliation against an Officer or employee for reporting actual or suspected violations of this Code or for reporting any other actual or suspected illegal or unethical behavior.

6.	Promote ethical conduct. Officers have leadership positions within Getty Images, and must promote ethical conduct, personal accountability and adherence to this Code and Getty Images’ Ethical Conduct guidelines.

Each Officer’s compliance with this Code is essential to the preservation of Getty Images’ integrity and reputation in the business and investment communities. Officers may be subject to disciplinary action for any violations of this Code, or the failure to report actual or suspected violations this Code.

This Code has been adopted and approved by Getty Images’ Audit Committee. Any material amendments to the Code, or any waiver of any provision of the Code, will be promptly disclosed in the manner required by applicable rules of the U.S. Securities and Exchange Commission.

B-1

APPENDIX C

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE OF

GETTY IMAGES, INC.

Purpose and Authority:

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is (i) to identify individuals qualified to become members of the Board of Directors (“Board”) of Getty Images, Inc. (“Company”), (ii) to recommend director candidates to the Board for the next annual meeting of shareholders, and (iii) to develop, update as necessary and recommend to the Board corporate governance principles and policies applicable to the Company.

The Committee shall have the sole authority to retain and terminate search firms used to identify director candidates, including the sole authority to approve fees and other retention terms. The Committee also shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking further Board or management approval with respect to the selection, fees or retention terms for any such advisers. The Committee, when appropriate and permissible, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee, the Board or Company officers.

Membership:

Independence

The Committee shall be composed of two (2) or more directors, as determined by the Board, each of whom shall meet the independence standards required by the Board, the New York Stock Exchange and laws and regulations applicable to the Company.

Appointment and Removal of Members

The Committee members shall be appointed by and serve at the pleasure of the Board. The Committee shall appoint one of its members as Chairman. The Board may, at any time, remove one or more members of the Committee, including the Chairman, with or without cause. A member of the Committee may resign at any time by delivering written notice to the Board, not less than 30 days prior to the effective date of his or her resignation. Such resignation will take effect at the time specified in such notice or, if the time is not specified, upon receipt thereof by the Board. Unless otherwise specified in the resignation, acceptance of it shall not be necessary to make it effective. In the event there is a vacancy or vacancies on the Committee, the Board shall fill such vacancy or vacancies.

Meetings:

The Committee shall establish a meeting calendar annually. The Committee shall meet at least once a year and may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its duties and responsibilities. In the absence of a member designated by the Board to serve as Chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

A majority of the total number of members on the Committee then serving shall be present in person at any meeting in order to constitute a quorum for the transaction of Committee business. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee sign a written consent thereto and such written consent is filed with the minutes of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of a conference telephone

C-1

or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

The action of the members expressed from time to time by a vote at a meeting, in writing without a meeting, or by conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all Committee members.

Duties and Responsibilities:

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

•	Identify and recommend for Board consideration director candidates, and advise the Board with regard to nomination or election of director candidates.

•	Identify and recommend for Board consideration Board committee candidates.

•	As appropriate, determine procedures for the identification, review, approval and recommendation of director candidates.

•	As appropriate, determine procedures for the identification, review, approval and recommendation of Board committee candidates

•	Consider and evaluate nominees for the Board or other proposals by stockholders as required by applicable regulations. Ensure inclusion and consideration of qualified nominees in the Company’s proxy statement when appropriate and required by applicable regulations.

•	Establish, coordinate and review criteria and methods for evaluating the effectiveness of the Board and management. At least annually report to the Board its evaluation of the Board and management’s performance.

•	Provide reports of Committee meetings to the Board and regularly report to the Board on any significant matters arising from the Committee’s work.

•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company. Gauge effectiveness of the Company’s corporate governance principles, and recommend appropriate revisions when appropriate and as required by laws or regulations applicable to the Company.

•	The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

•	The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

•	Perform such other duties required by law or otherwise as are necessary or appropriate to ensure the effective functioning of the Board of Directors and high quality corporate governance, or as the Board of Directors may from time to time assign to it.

Compensation and Expenses:

The members of the Committee may be compensated for their services as Committee members as determined by the Board from time to time, and shall receive reimbursement of all expenses reasonably incurred in the performance of their duties hereunder.

Charter Amendments:

The Board shall have the authority to amend this Charter from time to time by a resolution approved by a majority of the Board members.

C-2

APPENDIX D

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

GETTY IMAGES, INC.

I.    PURPOSE

The Audit Committee of the Board of Directors (the “Committee”) has adopted, and the Board of Directors has ratified, this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor (the “Auditor”) may be pre-approved. Proposed services either: may be pre-approved without consideration of specific case-by-case services by the Committee (“general pre-approval”), or require the specific pre-approval of the Committee (“specific pre-approval”). As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Committee if it is to be provided by the Auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee.

This Policy establishes the categories of services or engagements (“Services”) pre-approved by the Committee, and those Services that require specific case-by-case pre-approval by the Committee. Services will only be pre-approved by the Committee if the pre-approval is consistent with SEC rules on auditor independence and all other applicable laws and regulations, and will not impair the independence of the Auditors. The Committee will also consider whether the Auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The purpose of this Policy is to set forth the procedures by which the Committee intends to fulfill its responsibilities.

II.    GUIDELINES

A.    Services Pre-Approved by the Committee.

The Committee has pre-approved the following services:

1.	Audit Services.

•	Annual financial audits and quarterly reviews, including financial audits for subsidiaries or affiliates of the Company, subject to annual pre-approval by the Committee of the engagement terms and fees.

•	Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.

•	Attestation of management reports on internal controls.

•	Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services).

2.	Audit-Related Services.

•	Agreed-upon or expanded audit procedures related to accounting records required to respond or to comply with financial, accounting or regulatory reporting matters.

•	Internal control reviews and assistance with internal control reporting requirements.

•	Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services).

•	Attest services not required by statute or regulation.

•	Statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements.

•	Closing balance sheet audits pertaining to dispositions.

•	Review of the effectiveness of the internal audit function.

•	General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.

3.	Tax Services.

•	Expatriate tax assistance and compliance.

All other services must be pre-approved by the Committee.

B.    Process for Pre-Approvals.

All requests or applications for services to be provided by the Auditor that do not require specific pre-approval by the Committee will be submitted to the Chief Financial Officer before the services are performed, and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of Services that have received the general pre-approval of the Committee. The Committee will be informed on a timely basis of any such services approved by the Chief Financial Officer and rendered by the Auditor.

Requests or applications to provide Services that require specific approval by the Committee will be submitted to the Committee by the Chief Financial Officer, and must include a statement approved by the Auditor as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Committee has designated the Chief Financial Officer to monitor the performance of all Services provided by the Auditor and to determine whether such Services are in compliance with this Policy. The Chief Financial Officer will report to the Committee on a periodic basis on the results of its monitoring. The Chief Financial Officer will immediately report to the Chairman of the Committee any breach of this Policy that comes to the attention of the Chief Financial Officer or any member of management.

C.    Prohibited Services.

Under no circumstances will the following non-audit services be approved by the Committee:

1.	Bookkeeping or other services related to the accounting records or financial statements of the audit client;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources;

7.	Broker or dealer, investment adviser, or investment banking services; or

8.	Legal services and expert services unrelated to the audit.

III.    DELEGATION

As provided in the Sarbanes-Oxley Act, SEC, and applicable NYSE rules, the Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next scheduled meeting.

GETTY IMAGES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2004

The stockholder(s) of Getty Images, Inc., a Delaware corporation, whose signature(s) appear(s) on the reverse side of this Proxy, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at the headquarters of Getty Images, Inc. located at 601 North 34th Street, Seattle, WA 98103, on May 17, 2004 at 11:00 a.m. (Pacific Daylight Time) and hereby appoint(s) Elizabeth J. Huebner and Jeffrey L. Beyle, and either of them, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the stockholder(s) would possess if personally present, to vote the Getty Images, Inc. Common Stock of the stockholder(s) on the reverse side of this Proxy at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse of this Proxy, and to vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion, on such other matters that may properly come before the meeting (and any postponements or adjournments thereof).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF ALL THREE OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, AND WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OR, IF NO RECOMMENDATION IS GIVEN, IN THE SAID PROXIES’ OWN DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

IMPORTANT—TO BE SIGNED AND DATED ON

    REVERSE SIDE

GETTY IMAGES, INC.

P.O. BOX 11053

NEW YORK, N.Y. 10203-0053

New address:

DETACH PROXY CARD HERE

Complete, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

Proposal 1. To elect three (3) Class I directors for three-year terms.

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	If you have comments mark this box	☐

Nominees: James N. Bailey, Andrew S. Garb, David Landau						To change your address, please mark this box and indicate new address in the space provided	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).
*Exceptions

	FOR	AGAINST	ABSTAIN
Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the 2004 fiscal year.	☐	☐	☐

SCAN LINE

This proxy card should be signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Date Stockholder sign here	Co-Stockholder sign here